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                                                                    Exhibit 20.4


March 26, 1999


                  ANNUAL AGGREGATE CERTIFICATEHOLDERS STATEMENT

           MELLON BANK PREMIUM FINANCE LOAN MASTER TRUST SERIES 1996-1

                              ANNUAL PERIOD ENDING

                                DECEMBER 31, 1998


1.       Investor Interest as of December 31, 1998
                  Class A                                                      $440,000,000.00
                  Class B                                                       $25,000,000.00
                  Collateral Interest Holder                                    $35,000,000.00
                                                                               ---------------
                  Total Investor Interest                                      $500,000,000.00

2.       3- Month LIBOR as per reset dates:
                  March 10, 1998                                                       5.68750%
                  June 9, 1998                                                         5.68750%
                  September 9, 1998                                                    5.50000%
                  December 9, 1998                                                     5.22063%

3.       Determination of Certificate Rates:
          a)   Class A: 3-Month LIBOR plus 11 basis points
          b)   Class B: 3-Month LIBOR plus 32 basis points
          c)   Class C: As per Loan Agreement

4.       Servicing Fee Rate                                                            0.50000%

5.       Receivable Balances as of December 31, 1998
                  Aggregate Receivables                                        $535,130,455.26
                  Finance Charge Receivables                                    $14,527,140.51
                  Principal Receivables                                        $520,603,314.75

6.       Annual Servicers' Fee                                                   $2,500,000.00

7.       Aggregate Investor Default Amount                                       $2,119,342.76

8.       Floating Investor Interest as of December 31, 1998                           96.04242%

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
9.       Transferor Interest as of December 31, 1998                                    $35,603,314.75

10.      1998 Aggregate Collections
                  (a)  Principal Receivables                                         $1,349,552,538.85
                  (b)  Finance Charge Receivables (inc. net recoveries, if any)         $52,206,447.20
                  (c)  Principal and Finance Charge Receivables                      $1,401,758,986.05
                  (d)  Late Charges                                                      $8,469,799.87
                  (e)  Total Collections                                             $1,410,228,785.92

11.      Delinquencies as of December 31, 1998
                  (a) 30 days delinquent                                                 $4,741,124.98
                  (b) 60 days delinquent                                                 $1,789,096.46
                  (c) 90 days delinquent                                                 $1,281,500.92
                  (d) 120 + days delinquent                                              $3,436,633.43
                  (e) Total 30 + days delinquent                                        $11,248,355.79

12.      1998 Aggregate Default Amount                                                   $2,206,673.73

13.      AFCO is Servicer?                                                                         Yes

14.      1998 Aggregate Allocation and Application of Collections:
                  (a)  Class A Available Funds                                          $51,281,941.46
                  (b)  Class A Optimal Interest                                         $25,661,191.47
                  (c)  Class A Monthly Interest                                         $25,661,191.47
                  (d)  Class A Deficiency Amount                                                    --
                  (e)  Class A Additional Interest                                                  --
                  (f)  Class A Servicing Fee                                             $2,200,000.00
                  (g)  Unpaid Class A Servicing from prior periods                               $0.00
                  (h)  Class A Investor Default Amount                                   $1,865,021.63
                  (i)  Class A contribution to Excess Spread                            $21,555,728.36

                  (j)  Class B Available Funds                                           $2,913,746.67
                  (k)  Class B Optimal Interest                                          $1,511,251.42
                  (l)  Class B Monthly Interest                                          $1,511,251.42
                  (m)  Class B Deficiency Amount                                                 $0.00
                  (n)  Class B Additional Interest                                               $0.00
                  (o)  Class B Servicing Fee                                               $125,000.00
                  (p)  Unpaid Class B Servicing from prior periods                               $0.00
                  (q)  Class B contribution to Excess Spread                             $1,277,495.25

                  (r)  Collateral Available Funds                                        $4,079,245.34
                  (s)  Collateral Servicing Fee (if NOT AFCO)                                       --
                  (t)  Collateral Interest contribution to Excess Spread                 $4,079,245.34

                  (u)  Total Excess Spread                                           $26,912,468.96
                  (v)  Class A Required Amount                                                $0.00
                  (w)  Unreimbursed Class A Investor Charge-Offs                              $0.00
                  (x)  Class B Required Amount                                          $105,967.14
                       (includes Class B Investor Default Amount)
                  (y)  Unreimbursed Class B Investor Charge-Offs                              $0.00
                  (z)  Collateral Monthly Interest                                    $2,129,435.56
                  (aa) Coll. Int. Svcg Fee (if AFCO)                                    $175,000.00
                  (ab) Collateral Interest Default Amount                               $148,353.99
                  (ac) Unreimbursed Collateral Interest Charge-Offs                           $0.00
                  (ad) Reserve Account Funding Date - month                                      48
                  (ae) Reserve Fund Cap                                                        0.50%
                  (af) Required Reserve Account Amount                                        $0.00
                  (ag) Reserve Account Balance                                                $0.00
                  (ah) Payable under the Loan Agreement                                       $0.00
                  (ai) Class A Shortfall Amount                                               $0.00
                  (aj) Class B Shortfall Amount                                               $0.00


                                            AFCO CREDIT CORPORATION, as Servicer


                                            By     C. LEONARD O'CONNELL
                                               ------------------------------
                                               Name:  C. Leonard O'Connell
                                               Title: Senior Vice President,
                                                      Treasurer and
                                                      Chief Financial Officer